Exhibit 10.1

SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) is entered into by and between MassRoots, Inc., a Delaware corporation (“MassRoots” or the “Company”) and [ ] (“[ ]”) effective as of July 16, 2019. The Company and [ ] may also sometimes be referred to herein individually as a “Party” and collectively as the “Parties.”

The purpose of this Agreement is to acknowledge [ ]’s resignation, and to provide [ ] with compensation for his valuable services to the Company in his capacity as a director on the Company’s Board of Directors.

The Parties, therefore, agree as follows:

1. Upon tendering his resignation pursuant to the resignation letter (the “Resignation Letter”) attached hereto as Exhibit A, effective immediately, on July 16, 2019, [ ] resigned as a director of the Company’s Board of Directors.

2. Concurrently with the delivery of the Resignation Letter, the Board determined (i) to pay the sum of [ ] to [ ] as compensation for his services as a director of the Board of Directors of the Company, (ii) to issue to[ ], as compensation for his services as a director of the Board of Directors of the Company, [ ] shares of common stock of the Company, par value $0.001 (“Common Stock”), pursuant to the terms and conditions of the Company’s 2017 Employee Stock Option Plan and a Stock Award Agreement thereunder, which Stock Award Agreement is attached hereto as Exhibit B (the “SAA”), and (iii) to reaffirm and ratify the issuance of [ ] TOKES of the Company to [ ] (collectively, the “[ ] Compensation”);

3. Concurrently with the delivery of the Resignation Letter, the Company and [ ] shall enter into a Mutual Release and Non-Disparagement Agreement, the form of which is attached hereto as Exhibit C.

4. The executed Resignation Letter, Mutual Release and Non-Disparagement Agreement and this Agreement (collectively, the “Definitive Documents”) shall be deposited with the law firm of Sheppard Mullin Richter & Hampton LLP, c/o Andrea Cataneo, Esq., 30 Rockefeller Plaza, New York, NY 10112-0015 (the “Document Custodian”). Upon receipt of all of the Definitive Documents, the Document Custodian shall instruct the Company to: (i) wire [ ] to [ ], (ii) execute and deliver to [ ] the SAA and any accompanying documents and (iii) release and deliver the Definitive Documents to the Parties, as applicable.

5. At such time as required by applicable securities laws and rules and regulations promulgated thereunder, the Company shall file with the Securities and Exchange Commission a Form 8-K and any other required regulatory filing, if any, relating to the actions and transactions provided for under this Agreement.

6. With the exception of the Company’s required regulatory filings, prior to the Company’s disclosure of this Agreement its shareholders at its next annual meeting of shareholders, the Parties agree to keep the existence and the terms of this Agreement confidential and, with the exception of the Parties’ legal and financial advisors, agree not to disclose any information concerning this Agreement or its terms to anyone unless compelled to do so by court order or other lawful authority.

7. Neither this Agreement nor the performance of this Agreement shall be construed as an admission of liability by any Party, nor as an admission against interest by any Party, nor as an admission by any Party that the Party acted wrongly or violated any law, or the rights of any other Party, or acted in violation of any duty owed by a Party to any other Party, nor as a waiver of any defense, including, without limitation, any statute of limitations, laches or other equitable defense based on the lapse of time that exists or may exist as of the date of this Agreement. Each Party specifically disclaims any liability to any other Party for any matter addressed by this Agreement.

8. The laws of the State of Delaware shall govern the terms of this Agreement without regard to choice of law principles.

9. This Agreement sets forth the entire agreement between the Parties hereto, and fully supersedes any and all prior agreements or understanding between the Parties hereto pertaining to the subject matter hereof, and may only be modified by a subsequent written agreement that is signed by the Parties hereto.

10. If any provision of this Agreement is invalid, that will not affect the validity of the other provisions.

11. This Agreement may be executed in counterparts. If this Agreement is executed in counterparts, each counterpart shall be deemed an original, and all counterparts so executed shall constitute one binding agreement on all parties hereto, notwithstanding that all of the parties are not a signatory to the same counterpart.

[Signatures follow on next page]

IN WITNESS HEREOF, the Parties have executed this Separation Agreement as of the date first written above.

[ ]

MASSROOTS, INC., a Delaware corporation

By: Isaac Dietrich

Title: Chief Executive Officer